Exhibit 10.1

Pre-movie Advertisement Release Contract

contract number:

Party A:

Party B: Leaping Media Group Co., Ltd.

After negotiation, Party A and Party B sign this contract at [               ] in accordance with the "Contract Law of the People's Republic of China" and the "Advertising Law of the People's Republic of China" and other relevant laws and regulations. Whereby Party B shall provide Party A with advertising publishing services and both sides will abide by the contract.

1. Advertising Content and Price

No	Release medium	Brief description of advertising content	Advertising duration	Release location (time slot)
1	pre-movie advertisement		[ ] seconds commercial/ time	[ ] screens in [ ] theaters in [ ] cities
2	/	/	/	/
3	/	/	/	/

Advertising Time/Frequency

day/month	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31
/
/
/
/
/
/

Remarks: Since [   ] -to [   ] play for [   ] weeks, the actual play date Shall prevail , [  ] sets of connection screen and [  ] static screens will be presented during the same period

Daily Broadcasting Time Slot and Time Duration:

No	1	2	3	4	5	6	7	8	9	10
time	/	/	/	/	/	/	/	/	/	/
Time duration	/	/	/	/	/	/	/	/	/	/

Price Details:

No	Public unit price(RMB)	Discount	Contractual unit price(RMB)	Times	Sub-total(RMB)
1	[ ]/2 weeks	[ ]%	[ ]/2 weeks	[ ] time(1 time/ 2 weeks)	[ ]
2	/	/	/	/	/
3	/	/	/	/	/
Total: RMB

2. Payment

2.1 After the contract is signed and the advertisements are released, Party B shall provide Party A with the monitoring report, qualified VAT invoice and other materials, and notify Party A in writing to pay. After Party A confirms, it shall pay /% of the total contract price in amount /(capital:) within 10 working days as the first payment. After the advertisement is released (that is, all the performance of this contract has been completed), Party B shall submit a monitoring report and a qualified VAT invoice to Party A. If the information is correct, Party A will pay the remaining amount within 30 working days.

2.2 If the information provided by Party B is incomplete or untrue, Party A's payment time may be postponed accordingly.

2.3 Party B’s account Bank: , Account number: ,

If the account bank or account number changes, Party A shall be notified in writing in advance, otherwise the losses caused by Party B shall be borne by Party B.

3. Release Process and Standards

3.1 Party A has the right to request Party B to provide business licenses and other documents to confirm Party B's legal business qualifications.

3.2 Party A shall provide Party B with an advertisement sample within seven days after the signing of this contract. Party B shall be obliged to examine Party A's advertising content and performance form. If it does not meet the requirements of laws and regulations, Party B shall promptly indicate and request modification to Party A.

3.3 The advertisement is released as the sample tape provided by Party A. Party B must release it in strict accordance with the sample tape and make the visual effect as the same as the sample tape. Party B shall not arbitrarily change without the prior consent of Party A.

3.4 Party B shall ensure that the advertisements are broadcasting according to the time limit, duration, frequency and other standards as stipulated in the contract. If Party B needs to adjust the contracted advertisement broadcast standards for special reasons, Party B shall notify Party A in writing at least seven days in advance and obtain Party A’s written Agree and re-submit in accordance with the standard of Article 1 of this contract.

4. Intellectual Property

4.1 Party B shall respect the intellectual property owned by Party A for the sample tape provided by Party A. Party B shall not use or transfer the sample tape to any third party for use except for the contract or for the performance of the contract.

4.2 The intellectual property under this contract are owned by Party A. Except as expressly provided in this contract, Party B shall not be used in any form without the written permission of Party A.

5. Missed broadcasting and Wrong broadcasting

5.1 Missed broadcasting and wrong broadcasting not due to force majeure (release time, advertising content are inconsistent with this contract) will be regarded as Party B's non-compliance.

5. If Party A misses broadcasting due to force majeure, Party A has the right to choose:

5.2.1 Party B shall arrange for the reissue of the same advertising position (time period) on the date agreed by Party A (Party B shall not be required to pay liquidated damages); or

5.2.2 No further reissues and settlement and will close the payment according to the actual number of releases.

6. Confidentiality

Unless the information has been disclosed by a third party other than Party B when receiving relevant information, Party A's information known to Party B in fulfilling this contract shall be deemed as Party A's trade secret, and Party B shall be obliged to keep them confidentiality for Party A. It is included but not limited to Party B that Party B shall not to disclose the content of the advertisement before the advertisement released.

7. Force majeure

“Force Majeure” under this contract only refers to unforeseen and inevitable natural disasters that affect the normal performance of the obligations of this contract, as well as other irresistible factors confirmed by both parties in writing. The party affected by force majeure shall notify the other party within 24 hours of the occurrence of force majeure, and provide the certification materials issued by notarial office of the area where the force majeure event occurred or by other institutions which approved by the other party within seven days. Failure to provide valid documentation beyond the specified time period will be considered as no force majeure.

8. Alteration and Termination of Contract

8.1 If Party A needs to adjust the content, timetable and specifications of the advertisement, Party A shall notify Party B in advance. However, any changes that may result in an increase of the service’s remuneration shall be signed a supplemental agreement by the parties in accordance with the procedures specified in this contract before the change.

8.2 Due to Party A's reasons, all or part of the services under this contract are not required. Party A has the right to notify Party B to cancel all or part of the service three days in advance. Party A shall be responsible for the remuneration of the services which has been provided, and shall compensate 1% of all losses of Party B according to the corresponding remuneration of the cancelled services or the lower one of Party B's losses. In addition, Party A no longer takes any responsibility.

8.3 If one party violates the relevant legal provisions or contractual agreement, if it is still not corrected within 10 days after the other party's notice, or if one party seriously breaches the contract, the other party has the right to terminate the contract, and the defaulting party shall compensate the loss to the observant party.

9. Liability for breach of contract

9.1 If Party B violates Article 3 of this contract, Party A has the right not to pay the corresponding remuneration.

9.2 If Party B violates Article 4 of this contract, Party B shall assist Party A in response to possible claims/penalties, and assumes all the costs of Party A's handling of the related matters (including but not limited to fines, compensation legal fees, attorney fees, Travel expenses, etc. Party B shall assume the liquidated damages in accordance with 10,000 yuan / time.

9.3 If Party B mis-casts or misses the advertisement, Party B shall explain to Party A within three days and pay Party A the liquidated damages by three times the amount of the mis-cast or missed advertisement; if so, it brings Party A bad reputation or other losses. Party B shall assume full liability for the losses.

9.4 Party A's late payment shall be subject to interest on overdue payment in accordance with the PBOC's loan interest rate on the same period.

9.5 The reissues made in accordance with Article 5 of this contract shall be implemented in accordance with the relevant terms and conditions of issued normally.

9.6 Liquidated damages under this contract can be directly deducted from the service remuneration.

10. Integrity agreement

Party B agrees not to treat the relevant staff of Party A (except for working meals within 50 yuan), send presents or secretly give rebates, commissions, securities, physical objects or other forms of benefits. Otherwise, Party B shall pay Party A liquidated damages in accordance with the 30% of total amount of the contract. Party A has the right to terminate the contract. Party B agrees and promises that the shareholders and key management personnel of the Company have no kinship or other special relationship with the business executives of the relevant units of Party A. Otherwise, Party B shall pay Party A a penalty of RMB 50,000/time. This clause is binding on both parties and will not be invalid due to contract performance. If Party B provides Party A with all the actual breach of contract facts and relevant evidentiary materials under the condition that Party B actively provides or in the circumstances proposed by Party A, Party A may reduce or exempt Party B's liability for breach of contract.

11. Permissions

Party B understands and agrees that without the valid power of attorney issued by Party A (with the official seal of Party A and the signature or seal of the representative of Party A) or the written contract which already came into force by the regulations of this contract, any business commitments and any behaviors made by any of Party A’s business operators, whether verbally or in writing, (including but not limited to the issuance of business orders in the name of Party A without Party A’s authorization, in the name of Party A’s salesperson , receiving, accepting or confirming any work results), cannot represent Party A, this kind of behavior is entirely his personal behavior, Party B agrees that all legal consequences arising therefrom are borne by the individual and have no right to claim any rights to Party A.

12. Contract dispute Resolution

If a dispute arises from the signing and the performance of the contract, the two parties shall settle the dispute through negotiation; if the negotiation fails, the two parties agree to submit the litigation to the people's court at the locality of Party A.

13. Contract Validation

This contract is made in two copies, and each party shall hold one copy, which shall become effective after being signed and sealed by both parties.

14. Others

The advertisement sample (sample) is attached to the contract and is kept together with this contract.

Party A:	Party B: Leaping Media Group Co., Ltd.
Address:	Address:
Phone Number:	Phone Number:
Bank of Deposit:	Bank of Deposit:
Account Number:	Account Number:
Date:	Date: